SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 8, 2010

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34409	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1902, Building C, King Long International Mansion

No. 9 Fulin Road

Beijing, 100107

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: 025-52313015

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On March 8, 2009, the Registrant issued a press release announcing that it had received four (4) new equipment and chemical orders from China National Petroleum Corporation (“CNPC”) having a cumulative value of approximately $1.2 million. The received orders are as follows: an order from the CNPC Changqing Sulige Gas Field in Inner Mongolia valued at approximately $219,000; an order from CNPC Tuha Oilfield in China’s Xinjiang Uygur Autonomous Region of approximately $333,000; an order from CNPC for the First Extraction Plant of Huabei Oilfield in Hebei Province of approximately $254,000; and an order for the Fourth and Fifth Extraction Plants of Huabei Oilfield of approximately $348,000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

99.1	Press Release dated March 8, 2010, “Recon Technology Secures $1.2M in New Equipment and Chemical Orders for Chinese Oil and Gas Fields”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RECON TECHNOLOGY, LTD

By:	/s/ Yin Shenping
Yin Shenping Chief Executive Officer

Dated: March 11, 2010

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated March 8, 2010 titled “Recon Technology Secures $1.2M in New Equipment and Chemical Orders for Chinese Oil and Gas Fields”

3